UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2009

RELIV’ INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 537-9715

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 31, 2009, the Registrant entered into a Purchase Agreement (“Agreement”) with Michael G. Williams and Julie T. Williams to purchase their independent Reliv distributorship for $2,060,000, of which $500,000 was paid at closing, $216,118.90, the principal balance of the Registrant’s outstanding loan to the Williams, was applied against the purchase price, and $1,343,881.10, the remaining balance of the purchase price, is to be paid by the Registrant in equal monthly installments of $18,994.29 for a period of seven years carrying an annual interest rate of 5%.

The transaction and Agreement were authorized and approved by the Board of Directors of the Registrant on August 27, 2009.

A copy of the Agreement is filed herewith as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on September 3, 2009.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement by and among Michael G. Williams, Julie T. Williams and Reliv International, Inc. dated August 31, 2009.